Exhibit 21.1

SILICON GRAPHICS, INC. SUBSIDIARIES

Name	Jurisdiction of Incorporation
Silicon Graphics Federal, Inc.	Delaware
Silicon Graphics World Trade Corporation	Delaware
Cray Research, L.L.C.	Delaware
Cray Financial Corporation	Delaware
Cray Research America Latina Ltd.	Delaware
Cray Research Eastern Europe Ltd.	Delaware
Cray Research India Ltd.	Delaware
Cray Research Asia/Pacific, Inc.	Delaware
Cray Research International, Inc.	Delaware
Silicon Studio, Inc.	Delaware
Silicon Graphics Real Estate, Inc.	Delaware
MIPS Computer Systems Federal, Inc.	Delaware
MIPS HR Systems, Inc.	Delaware
ParaGraph International, Inc.	California
WTI Developments, Inc.	California
Silicon Graphics World Trade B.V.	Netherlands
Silicon Graphics Computer Systems GmbH	Austria
Silicon Graphics S.A./N. V.	Belgium
Silicon Graphics s.r.o.	Czech Republic
Silicon Graphics A/S	Denmark
Silicon Graphics Oy	Finland
Silicon Graphics SA	France
Silicon Graphics GmbH	Germany
Silicon Graphics AE	Greece
Silicon Graphics Kft	Hungary
Silicon Graphics S.p.A.	Italy
Silicon Graphics B.V.	Netherlands
Silicon Graphics Europe Trade BV	Netherlands
Silicon Graphics Trading Sarl	Switzerland
Silicon Graphics A/S	Norway
Silicon Graphics Sp.z.o.o.	Poland
Silicon Graphics, S.A.	Spain
Silicon Graphics AB	Sweden
Silicon Graphics Finance S.A.	Switzerland
Silicon Graphics Manufacturing Finance Ltd.	Jersey, Channel Islands, U.K.
Silicon Graphics Limited	Canada
Silicon Graphics S.A.	Switzerland

Silicon Graphics Computer Systems GmbH	Austria
Silicon Graphics Bilgisayar Sistemleri Anonim Siket	Turkey
Silicon Graphics Limited	United Kingdom
Cray Research Limited	United Kingdom
Silicon Graphics (Pty) Limited	Republic of South Africa
Silicon Graphics S.A.	Argentina
Silicon Graphics SA	Chile
Silicon Graphics S.A. de C.V.	Mexico
Silicon Graphics S.A.	Venezuela
Silicon Graphics Pty Ltd.	Australia
Silicon Graphics Comercio e Servicos Ltda	Brazil
Silicon Graphics Computer Engineering & Technology	China
Silicon Graphics Limited	Hong Kong
Silicon Graphics Systems (India) Limited	India
Silicon Graphics Limited	New Zealand
Silicon Graphics Pte Ltd	Singapore
Korea Silicon Graphics Ltd.	South Korea
Silicon Graphics Limited	Taiwan
Silicon Graphics Computer Systems Limited	Israel
Silicon Graphics Biomedical (1995) Ltd	Israel
Alias Systems NV	Belgium
Cray Research (Canada) Inc.	Canada
Cray Research (Israel), Ltd.	Israel
Silicon Graphics Sdn Bhd	Malaysia